Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the reference to our firm under the caption “Experts” and to the use of our reports dated July 8, 2016, with respect to the combined financial statements of Forterra Building Products and with respect to the balance sheet of Forterra, Inc., in Amendment No. 1 to the Registration Statement (Form S-1 No. 333-212449) and related Prospectus of Forterra, Inc. for the registration of common shares.

Ernst and Young LLP

Dallas, Texas

August 12, 2016